EXHIBIT 99.1

CheckFree Announces Fiscal 2005 Second Quarter Results and
Raises Full-Year Expectations

     ATLANTA (January 20, 2005) — CheckFree Corporation (NASDAQ: CKFR) today announced second quarter revenue of $185.8 million, representing 24 percent growth over the same period last year. The Company’s GAAP (Generally Accepted Accounting Principles) net income was $13.0 million, or $0.14 per share, and underlying net income was $33.7 million, or $0.36 per share. Free cash flow was $56.5 million for the quarter, as outlined in Attachment A.

     GAAP Results: Net income for the second quarter was $13.0 million, compared to a net loss of $1.9 million for the same quarter last year. Earnings per share were $0.14 for the second quarter of fiscal 2005, compared to a loss per share of $0.02 for the second quarter of last year. Net cash provided by operating activities was $65.8 million for the second quarter of fiscal 2005, compared to $41.4 million for the same period last year.

     Underlying Results: Underlying net income for the second quarter was $33.7 million, compared to $23.4 million for the same quarter of last year. Underlying earnings per share were $0.36 for the second quarter of fiscal 2005, compared to $0.25 for the second quarter of last year. Underlying net income and earnings per share exclude the amortization of acquisition-related intangible assets and related tax benefits for the second quarters of fiscal 2004 and 2005, and for the second quarter of fiscal 2004, also primarily exclude the cost of early redemption of our convertible debt and related tax benefits. A reconciliation of CheckFree’s underlying results to its GAAP results is included in Attachment A.

     “Each business delivered solid, focused performance this quarter, putting us ahead of our expectations,” said Pete Kight, CheckFree’s Chairman and Chief Executive Officer. “The Electronic Commerce division experienced steady growth in transactions processed. We saw continued portfolio growth in the Investment Services division as the separately managed accounts industry finds traction within the domestic financial markets, and we delivered better-than-expected license sales in our Software business.”

     “We believe we are well-positioned for continued solid execution for the current fiscal year, which has allowed us to increase our projected earnings for the full year,” Kight concluded.

Second Quarter Highlights

     The Company reported that its Electronic Commerce division processed 219.4 million transactions for the quarter, a 7 percent increase over the previous quarter, and delivered 32.8 million electronic bills, an increase of 11 percent over the previous quarter. The Company reported more than 1.7 million portfolios under management in its Investment Services division.

CheckFree Announces Fiscal 2005 Second Quarter Results and Raises Full-Year Expectations - Page 2 of 10

     Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the second quarter of fiscal 2005, and Attachment C for electronic billing and payment metrics.

Financial Outlook for the Third Quarter and the Fiscal Year

     “For the third quarter of fiscal 2005, we expect revenue in the range of $187 to $192 million, and GAAP earnings per share in the range of $0.12 to $0.14,” said CheckFree Chief Financial Officer, David Mangum. “This equates to underlying earnings per share in the range of $0.34 to $0.36. We expect sequential quarterly transaction growth for the upcoming quarter to be in the range of 4 to 7 percent.”

     “Based on our strong performance through the first two quarters and our outlook for the remainder of the year, we have increased our full-year expectations for earnings per share to $0.46 to $0.50 on a GAAP basis, or $1.34 to $1.38 on an underlying basis,” he continued. “These expectations reflect an outlook for continued growth in electronic billing and payment transactions, solid performance from our Investment Services and Software businesses, and increased investment spending in all three businesses.”

     “We now expect to generate more than $160 million in free cash flow for the full year, exceeding our earlier expectations,” Mangum concluded.

     The difference between GAAP and underlying earnings expectations for fiscal 2005 and the third quarter of fiscal 2005 is due to expected acquisition-related intangible amortization expense and related tax benefits.

Conference Call on the Internet

     CheckFree will broadcast its second quarter conference call at 5:00 p.m. (ET) today to review its financial results for the second quarter ended December 31, 2004, and its expectations for the third quarter of fiscal 2005 and for fiscal 2005. To phone into the conference call, dial 1-877-232-1067 anytime after 4:45 p.m. (ET) and ask for the CheckFree Conference Call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:00 p.m. (ET).

About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage more than $1 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the 10 billion Automated Clearing House transactions in the United States. The division also provides global trade processing, reconciliation, financial messaging, compliance and electronic billing and statement software to hundreds of organizations across the globe.

CheckFree Announces Fiscal 2005 Second Quarter Results and Raises Full-Year Expectations - Page 3 of 10

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue and earnings per share for the third quarter of fiscal 2005, earnings per share and free cash flow for fiscal 2005 as a whole, the performance of each of our divisions in the third quarter of fiscal 2005 and for fiscal 2005 as a whole, and sequential transaction growth in the third quarter of fiscal 2005 (paragraphs 4, 5, 8, 9, 10 and 11). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 (filed September 3, 2004) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (filed November 9, 2004). One or more of these factors have affected, and could in the future affect, the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Revenues:
Processing and servicing	$164,188	$131,647	$323,030	$255,892
License fees	7,655	4,716	13,529	9,678
Maintenance fees	7,456	7,412	14,811	14,113
Other	6,457	6,161	12,219	11,517

Total revenues	185,756	149,936	363,589	291,200
Expenses:
Cost of processing, servicing and support	72,688	60,798	148,050	120,086
Research and development	19,329	16,102	39,552	31,005
Sales and marketing	16,282	13,206	30,508	25,531
General and administrative	13,430	11,672	28,465	23,195
Depreciation and amortization	43,643	42,384	87,660	92,997
In-process research and development	—	324	—	324

Total expenses	165,372	144,486	334,235	293,138

Income (loss) from operations	20,384	5,450	29,354	(1,938)
Equity in net loss of joint venture	(700)	—	(1,347)	—
Interest, net	1,490	(7,964)	3,186	(9,588)

Income (loss) before income taxes	21,174	(2,514)	31,193	(11,526)
Income tax expense (benefit)	8,131	(618)	11,943	(2,961)

Net income (loss)	$13,043	$(1,896)	$19,250	$(8,565)

Basic income (loss) per share:
Net income (loss)	$0.14	$(0.02)	$0.21	$(0.10)

Weighted average number of shares	90,545	89,624	90,482	89,543

Diluted income (loss) per share:
Net income (loss)	$0.14	$(0.02)	$0.21	$(0.10)

Weighted average number of shares	93,019	89,624	92,764	89,543

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CheckFree Announces Fiscal 2005 Second Quarter Results and Raises Full-Year Expectations - Page 5 of 10

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	December 31,	June 30,
	2004	2004
Current assets:
Cash, cash equivalents and investments	$284,301	$208,029
Settlement assets	84,915	82,520
Accounts receivable, net	112,202	111,849
Prepaid expenses and other assets	25,748	14,727
Deferred income taxes	20,694	49,129

Total current assets	527,860	466,254

Property and equipment, net	87,430	91,912
Capitalized software and intangible assets, net	851,809	917,543
Investments	74,951	68,344
Other noncurrent assets	4,407	4,396
Deferred income taxes	10,094	—
Investment in joint venture	948	483

Total assets	$1,557,499	$1,548,932

Current liabilities:
Accounts payable, accrued liabilities and other	$74,994	$83,637
Settlement obligations	83,578	82,611
Deferred revenues	39,852	36,193

Total current liabilities	198,424	202,441

Accrued rent and other	4,977	4,313
Deferred income taxes	—	17,492
Capital leases and long-term obligations, less current portion	25,373	25,504
Net stockholders’ equity	1,328,725	1,299,182

Total liabilities and stockholders’ equity	$1,557,499	$1,548,932

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CheckFree Announces Fiscal 2005 Second Quarter Results and Raises Full-Year Expectations - Page 6 of 10

Attachment A

Calculation of Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net cash provided by operating activities	$65.8	$41.4	$97.5	$68.4
Excluding: Net change in settlement accounts	(0.1)	—	1.4	—
Less: Capital expenditures	(9.2)	(3.7)	(14.1)	(9.1)

Free cash flow	$56.5	$37.7	$84.8	$59.3

Additional Information:
Net cash provided by (used in) investing activities	$(8.7)	$48.8	$(40.0)	$(0.4)

Net cash provided by (used in) financing activities	$3.4	$(171.1)	$4.2	$(170.7)

Use of Non-GAAP Financial Information

     The Company supplements its reporting of cash flow information determined in accordance with GAAP by using “free cash flow” in this earnings release as a measure to evaluate its liquidity. The Company defines free cash flow as GAAP net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures. The Company believes free cash flow provides useful information to management and investors in understanding its financial results and assessing its prospects for future performance. CheckFree also uses free cash flow as a factor in determining long-term incentive compensation for senior management.

     The Company excludes the net change in settlement accounts from free cash flow because it believes this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with its walk-in bill payment business, the Company’s balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to the Company from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of the Company’s liquidity, and thus, CheckFree excludes the net change in settlement accounts from free cash flow.

     As a technology company, CheckFree makes significant capital expenditures in order to update its technology and to remain competitive. The Company’s free cash flow reflects the amount of cash it generated that remains, after it has met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations.

     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of CheckFree’s non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CheckFree’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, which was filed with the Securities and Exchange Commission on September 3, 2004 and in CheckFree’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which was filed with the Securities and Exchange Commission on November 9, 2004.

     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

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Attachment A (continued)

Reconciliation of GAAP Net Income (Loss) to Underlying Net Income and Earnings (Loss) Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Total revenues — GAAP and underlying	$185,756	$149,936	$363,589	$291,200

Net income (loss) per GAAP	$13,043	$(1,896)	$19,250	$(8,565)
Amortization of acquisition-related intangible assets	33,211	32,099	66,426	72,593
Write off in-process research and development	—	324	—	324
Call premium and write off of unamortized issuance costs for convertible notes	—	7,219	—	7,219
Tax benefit of underlying adjustments	(12,589)	(14,388)	(25,157)	(28,854)

Underlying net income	$33,665	$23,358	$60,519	$42,717

GAAP basic weighted average shares outstanding	90,545	89,624	90,482	89,543
GAAP impact of dilutive options and warrants	2,474	—	2,282	—
GAAP diluted weighted average shares outstanding	93,019	89,624	92,764	89,543

Underlying basic weighted average shares outstanding	90,545	89,624	90,482	89,543
Underlying impact of dilutive options and warrants	2,474	2,000	2,282	1,962
Underlying diluted weighted average shares outstanding	93,019	91,624	92,764	91,505

GAAP basic earnings (loss) per share	$0.14	$(0.02)	$0.21	$(0.10)
GAAP diluted earnings (loss) per share	$0.14	$(0.02)	$0.21	$(0.10)
Underlying basic earnings per share	$0.37	$0.26	$0.67	$0.48
Underlying diluted earnings per share	$0.36	$0.25	$0.65	$0.47

Use of Non-GAAP Financial Information

     CheckFree supplements its reporting of revenue, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share” in this earnings release. Management believes that certain non-cash adjustments to revenue or expense enhance the company’s evaluation of its performance, and are not pertinent to day to day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.

     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the company’s operations, and management uses underlying results to evaluate the impact of operational business decisions.

     CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer, the company’s chief operating decision maker, who uses this information in allocating resources to CheckFree’s various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenue and decrease controllable costs, the company uses underlying revenue and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenue, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.

     Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, the company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the company’s management and its core business performance.

     CheckFree’s underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenue, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

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Attachment A (continued)

CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Processing and servicing	$164,188	$131,647	$323,030	$255,892
License fees	7,655	4,716	13,529	9,678
Maintenance fees	7,456	7,412	14,811	14,113
Other	6,457	6,161	12,219	11,517

Total revenues	185,756	149,936	363,589	291,200
Expenses:
Cost of processing, servicing and support	72,688	60,798	148,050	120,086
Research and development	19,329	16,102	39,552	31,005
Sales and marketing	16,282	13,206	30,508	25,531
General and administrative	13,430	11,672	28,465	23,195
Depreciation and amortization	10,432	10,285	21,234	20,404

Total expenses	132,161	112,063	267,809	220,221

Income from operations	53,595	37,873	95,780	70,979
Equity in net loss of joint venture	(700)	—	(1,347)	—
Interest, net	1,490	(745)	3,186	(2,369)

Income before income taxes	54,385	37,128	97,619	68,610
Income tax expense	20,720	13,770	37,100	25,893

Net income	$33,665	$23,358	$60,519	$42,717

Basic income per share:
Net income	$0.37	$0.26	$0.67	$0.48

Equivalent number of shares	90,545	89,624	90,482	89,543

Diluted income per share:
Net income	$0.36	$0.25	$0.65	$0.47

Equivalent number of shares	93,019	91,624	92,764	91,505

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Attachment B

Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Electronic Commerce:
Total revenues — GAAP and underlying	$142,108	$112,488	$280,315	$219,043

Operating income per GAAP	$18,320	$7,912	$32,708	$2,313
Amortization of acquisition related intangible assets	32,559	31,049	65,122	70,570

Underlying operating income	$50,879	$38,961	$97,830	$72,883

Investment Services:
Total revenues — GAAP and underlying	$23,972	$21,465	$46,815	$41,758

Operating income per GAAP	$5,473	$4,377	$7,882	$9,063
Amortization of acquisition related intangible assets	151	231	302	463

Underlying operating income	$5,624	$4,608	$8,184	$9,526

Software:
Total revenues — GAAP and underlying	$19,676	$15,983	$36,459	$30,399

Operating income per GAAP	$6,168	$2,422	$6,300	$3,909
Amortization of acquisition related intangible assets	501	819	1,002	1,560
Write off in-process research and development	—	324	—	324

Underlying operating income	$6,669	$3,565	$7,302	$5,793

Corporate:
Operating loss per GAAP and underlying	$(9,577)	$(9,261)	$(17,536)	$(17,223)

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Attachment C

Electronic Billing and Payment Metrics
(In millions, except revenue/transaction and percentages)

	Quarter Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Transactions
Full Service
Revenue	$102.4	$99.1	$96.2	$94.0	$91.8
Active Subscribers(1)	6.9	6.4	5.9	5.5	5.0
Transactions	142.9	133.5	123.9	115.5	106.1
Revenue/Transaction	$0.72	$0.74	$0.78	$0.81	$0.87

Payment Services(2)
Revenue	$31.3	$30.5	$14.0	$12.8	$12.0
Transactions	76.5	72.3	41.3	36.7	33.1
Revenue/Transaction	$0.41	$0.42	$0.34	$0.35	$0.36

Total	219.4	205.8	165.2	152.2	139.2
Sequential Quarterly Growth	7%	25%	8%	9%	10%

Other Revenue(3)	$8.4	$8.6	$8.3	$8.4	$8.7

e-Bill Delivery
Electronic bills distributed	32.8	29.6	25.9	22.5	18.5
Quarterly sequential growth	11%	14%	15%	22%	26%

Electronic Rate
Electronic payment rate	83%	83%	79%	78%	78%

(1)	“Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2)	Payment Services includes walk-in bill payment results beginning June 23, 2004.

(3)	Other revenue includes Health and Fitness, Professional Services and Stored Value Products.

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